Exhibit 99.2

Third Quarter 2010 Review November 3, 2010 Roger W. Stone Chairman and Chief Executive Officer Andrea K. Tarbox Vice President and Chief Financial Officer

2 Forward Looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation.

3 Delivers Significantly Improved Results Over Past Year Avg. Revenue per Ton EBITDA Margins More than Triple in Past Year 3Q 10 Net Sales and Avg. Revenue – Up More than 20% Over Prior Year Substantial Cash Generation and Rapid Net Debt Reduction Net Debt Net Sales Adj. EBITDA Adj. EBITDA Margins -----See appendix for reconciliations----- $ in Millions Free Cash Flow/ Adj. Free Cash Flow

4 ($ in Millions, except per share data) Third Quarter 2009 (1) 2010 Inc/(Dec) Inc/(Dec) Net Sales $ 170 $ 207 (2) $ 37 22% EBITDA $ 60 $ 38 $ (22) (37%) Adj. EBITDA $ 8 $ 39 $ 31 388% Net Income $ 26 $ 38 $ 12 46% Adj. Net (Loss) Income $ (7) $ 18 $ 25 357% Diluted EPS $ 0.69 $ 0.82 $ 0.13 19% Adj. Diluted EPS $ (0.20) $ 0.39 $ 0.59 295% Third Quarter 2010 Financial Results In 3Q 2009, AFTC increased EBITDA by $ 53 million, net income by $33 million, and diluted EPS by $0.90 per share. Record net sales as compared to history excluding dunnage bag business sold in 1Q 2009

5 Net Sales 3Q 2010 Compared to 3Q 2009 Price and Mix Drove Increase in Net Sales Record net sales are up $37 million, or 22%, to $207 million on: Higher prices - $28 million Improved product mix - $12 million Partially offset with $2 million decrease due to decline in Euro and $1 million due to 1.5% volume decline

6 Production and Tons Sold Record production of 329,000 tons in 3Q 2010 with operating rates for the quarter at 100% At the end of 3Q 2010, inventory tons were down 30% versus 3Q 2009 and down 26% from year end In early October, our Roanoke Rapids mill completed its annual planned maintenance outage which typically reduces production by 10,000 tons *Outage quarter ** Record production Tons Produced/Sold

7 Average quarterly revenue per ton increased $119 from $495 in 3Q 2009 to $614 in 3Q 2010 The rollout of the August $40 per ton kraft paper price increase will be fully realized in 4Q 2010 Improved mix for 3Q 2010 versus 3Q 2009: Domestic linerboard  up 25,600 tons Durasorb®  up 9,900 tons Kraftpak®  up 4,600 tons Krapt paper up 6,600 tons Export linerboard  down 51,600 tons Average Revenue Change by Quarter Higher Average Revenue per Ton 3Q Unit Sales by Product Line Avg. Revenue per Ton

8 Adjusted EBITDA* 3Q 2010 Compared to 3Q 2009 *See appendix for reconciliation of adjusted EBITDA to net income Adjusted EBITDA margin for 3Q 2010 was 19% Adjusted EBITDA in 3Q 2010 improved $31 million on: Higher prices and improved product mix Record production at 100% operating rates drove productivity gains Partially offset by: Higher input costs due to wood costs which are still declining from peak earlier in the year due to extreme wet conditions and higher chemical costs Increased compensation costs for salaried employees due to full restoration of salaries and benefits that had been temporarily curtailed in 2009 Price and Mix Drove Change in Adjusted EBITDA

9 ($ in Millions, except per share data) 2010 2nd Quarter 3rd Quarter (1) Inc/(Dec) Inc/(Dec) Net Sales $ 199 $ 207 $ 8 4% EBITDA $ 23 $ 38 $ 15 65% Adj. EBITDA $ 25 $ 39 $ 14 56% Net Income $ 7 $ 38 $ 31 443% Adj. Net Income $ 8 $ 18 $ 10 125% Diluted EPS $ 0.15 $ 0.82 $ 0.67 447% Adj. Diluted EPS $ 0.17 $ 0.39 $ 0.22 129% In 3Q 2010, the cellulosic biofuel credit increased net income by $21 million and diluted EPS by $0.44 per share. Sequential Quarter Comparison (1)

10 Net Sales 3Q 2010 Compared to 2Q 2010 Average revenue per ton up $29, or 5%, to $614 in 3Q 2010 3Q 2010 sales volume of 327,000 tons essentially unchanged from 2Q 2010 Negatively impacted by slightly less favorable mix, $1 million Price Drives Net Sales Increase 2010 Unit Sales by Product Line *Record net sales

11 Adjusted EBITDA* 3Q 2010 Compared to 2Q 2010 *See appendix for reconciliation of adjusted EBITDA to net income Higher Prices and Lower Costs Drive Up Adjusted EBITDA Adjusted EBITDA increased $14 million in 3Q 2010 from 2Q 2010 to $39 million Adjusted EBITDA margin increased from 13% in 2Q 2010 to 19% in 3Q 2010 Average revenue per ton was up $29 per ton in 3Q 2010 on higher prices increasing adjusted EBITDA by $11 million Declining wood costs accounted for the majority of the $4 million in lower input costs

12 Free cash flow calculated by adjusting EBITDA for Capex, cash taxes and interest, non-cash stock compensation expense, and loss on disposal of assets was $30 million for 3Q 2010, or $0.63 per diluted share Capex for 2010 expected to be approximately $34 million of which approximately $25 million is maintenance related Remainder of Capex spending for strategic or cost reduction projects Net debt reduced by $28 million in 3Q 2010 to $79 million at September 30, 2010 Net debt reduced by approximately $400 million since acquisition of Charleston mill (July 2008) Interest expense for 3Q 2010 was $0.8 million, down over $2 million from 3Q 2009 Debt to capital ratio was 19% at September 30, 2010 Debt to EBITDA ratio per bank agreement was 0.89 to 1.00. Maximum permitted leverage ratio needs to be less than 3.00 to 1.00 Delivers Robust Cash Flow

 Income tax provision for 3Q 2010 is a benefit of $13 million Effective tax rate of (49.9%) for 3Q 2010 versus 37.9% a year ago primarily reflects the $20.7 million benefit from the cellulosic biofuel credit These credits could be utilized to reduce income taxes payable beginning in late 2010 and will be used to offset future cash taxes payable. The credits expire in 2015 September 30, 2010 balance sheet includes $68 million accrued for taxes and interest on AFTC KS has been advised and doesn’t believe AFTC is taxable as it is similar to an excise tax refund No guidance received yet from IRS on the taxability of the AFTC 2009 tax year is currently under examination by the IRS 13 Tax Notes

Appendix

KapStone

Supplemental Information

GAAP to Non-GAAP Reconciliations
($ in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2010	2009	2010	2009
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):				
Net income (GAAP)	$ 38,366	$ 25,672	$ 51,850	$ 54,896
Interest income	(9)	-	(27)	(1)
Interest expense	781	2,821	2,460	11,887
Amortization of debt issuance costs	538	2,532	1,797	4,210
Provision for income taxes	(12,765)	15,649	(5,578)	35,160
Depreciation and amortization	11,129	13,664	33,624	40,761
EBITDA (Non-GAAP)	**$ 38,040**	**$ 60,338**	**$ 84,126**	**$ 146,913**
Alternative fuel mixture tax credits	-	(53,458)	(22,195)	(107,464)
Planned maintenance outage	-	-	6,810	-
Dunnage bag business	-	278	-	(17,165)
Stock based compensation expense	676	652	2,833	1,686
Adjusted EBITDA (Non-GAAP)	**$ 38,716**	**$ 7,810**	**$ 71,574**	**$ 23,970**
Net Income (GAAP) to Adjusted Net Income (Non-GAAP):				
Net income (GAAP)	$ 38,366	$ 25,672	$ 51,850	$ 54,896
Cellulosic Biofuel tax credit	(20,660)	-	(20,660)	-
Alternative fuel mixture tax credits	-	(33,213)	(14,737)	(65,508)
Planned maintenance outage	-	-	4,522	-
Dunnage bag business	-	173	-	(10,463)
Stock based compensation expense	449	405	1,881	1,028
Adjusted Net Income (Non-GAAP)	**$ 18,155**	**$ (6,963)**	**$ 22,856**	**$ (20,047)**

15

16 Supplemental Information Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP): Basic EPS (GAAP) 0.83 $ 0.70 $ 1.13 $ 1.77 $ Cellulosic Biofuel tax credit (0.45) - (0.45) - Alternative fuel mixture tax credits - (0.91) (0.32) (2.11) Planned maintenance outage - - 0.10 - Dunnage bag business - - - (0.34) Stock based compensation expense 0.01 0.01 0.04 0.03 Adjusted Basic EPS (Non-GAAP) 0.39 $ (0.20) $ 0.50 $ (0.65) $ Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP): Diluted earnings per share (GAAP) 0.82 $ 0.69 $ 1.11 $ 1.75 $ Cellulosic Biofuel tax credit (0.44) - (0.44) - Alternative fuel mixture tax credits - (0.90) (0.31) (2.09) Planned maintenance outage - - 0.10 - Dunnage bag business - - - (0.33) Stock based compensation expense 0.01 0.01 0.04 0.03 Adjusted Diluted EPS (Non-GAAP) 0.39 $ (0.20) $ 0.50 $ (0.64) $ GAAP to Non-GAAP Reconciliations ($ in thousands, except share and per share amounts) (unaudited)

17 Supplemental Information $ 1,951 $ (8,516) $ (6,378) $ 28,827 $ 29,788 Adjusted free cash flow (non GAAP) (53,458) (56,534) (22,155) (40) 0 Less AFTC 55,409 48,018 15,777 28,867 29,788 Free cash flow 468 44 153 307 168 Plus loss on disposal of assets (3,751) (1,254) (837) (942) (811) Less cash interest paid 3,448 (289) 126 13,098 40 Plus / (less ) cash income taxes received / (paid) (5,746) (10,509) (7,248) (8,256) (8,325) Less capital expenditures 652 691 637 1,520 676 Plus non cash stock compensation expense $ 60,338 $ 59,335 $ 22,946 $ 23,140 $ 38,040 EBITDA